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Exhibit 10.13

                        , 2004

Newbridge Securities Corporation
I-Bankers Securities Incorporated
c/o Newbridge Securities Incorporated
1451 West Cypress Creek Road
Fort Lauderdale, FL 33309

  Re:
  Coastal Bancshares Acquisition Corp.

Gentlemen:

        This letter will confirm the agreement of the undersigned to, collectively, purchase warrants ("Warrants") of Coastal Bancshares Acquisition Corp. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company's IPO unless I-Bankers Securities Incorporated and Newbridge Securities Corporation (the "Representatives") inform the Company of their decision to allow earlier separate trading.

        Each of the undersigned agrees that this letter agreement constitutes an irrevocable order for the Representatives to purchase for the undersigned's accounts within the twenty trading-day period commencing on the date separate trading of the Warrants commences ("Separation Date"), collectively, up to 1,000,000 Warrants at market prices not to exceed $0.65 per Warrant ("Maximum Warrant Purchase"). The Representatives (or such other broker dealer(s) as the Representatives may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion. The Representatives further agree that they will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

        The undersigned may notify the Representatives that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to the Representatives by the undersigned (a "Designee")) who (or which) has an account with the either of the Representatives and, in such event, the Representatives will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

Very truly yours,

Cary M. Grossman

W. Donald Brunson

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  Exhibit 10.13